Exhibit 99.1
Contact Information:

Brent Stumme	Derek Brown
LoopNet, Inc.	LoopNet, Inc
Chief Financial Officer	VP, Investor Relations & Corporate Planning
415-284-4310	415-284-4310
LOOPNET, INC. ANNOUNCES FIRST QUARTER 2010 FINANCIAL RESULTS
SAN FRANCISCO, CALIF. — April 28, 2010 — LoopNet, Inc. (NASDAQ: LOOP), today announced financial results for the first quarter 2010.
Revenue for the first quarter of 2010 was $18.8 million, compared to $18.3 million in the fourth quarter of 2009 and $20.1 million in the first quarter of 2009. Net income applicable to common stockholders for the first quarter of 2010 was $2.3 million or $0.05 per diluted share, compared to $2.8 million or $0.08 per diluted share in the first quarter of 2009. Non-GAAP net income (net income excluding stock-based compensation, amortization of acquired intangible assets and litigation related costs) for the first quarter of 2010 was $4.0 million or $0.09 per diluted share, compared to $4.8 million or $0.13 per diluted share in the first quarter of 2009.
LoopNet’s Adjusted EBITDA (earnings before interest, tax, depreciation, amortization, stock-based compensation and litigation related costs) for the first quarter of 2010 was $6.9 million compared to $8.4 million in the first quarter of 2009. The Company has reported Adjusted EBITDA because management uses it to monitor and assess the Company’s performance and believes it is helpful to investors in understanding the Company’s business.
“Q1 2010 was an inflection point for our company,” said LoopNet Chairman and CEO Richard Boyle. “Revenue increased sequentially for the first time since Q3 2008, as a result of continued improvement in our business and some of our recent expansion efforts; our base of Premium Members increased sequentially for the first time since Q3 2007; several key measures of our business continued to show signs of improvement; we closed two small acquisitions and an investment that will extend our product footprint; and, we made meaningful progress on new initiatives aimed at maximizing our opportunity and creating meaningful longer-term shareholder value.”

The number of LoopNet registered members, which includes both basic and premium members, grew to 4,121,906 during the first quarter of 2010, a 20% increase over the first quarter of 2009. The number of LoopNet premium members as of the end of the first quarter of 2010 was 68,809, a 0.6% increase from the fourth quarter of 2009 and a 7.4% decline from the first quarter of 2009. The average monthly price of premium membership was $66.16, essentially flat compared to both the first and fourth quarters of 2009. There were 754,116 total commercial real estate listings active on the LoopNet marketplace as of the end of the first quarter of 2010, a 10% increase over the first quarter of 2009. In addition, there were 44.9 million profile views of listings on the LoopNet marketplace during the first quarter of 2010, a 36% increase over the first quarter of 2009. Average monthly unique visitors during the first quarter of 2010, as reported by comScore Media Metrix, were approximately 977,000, a 1% decline from the first quarter of 2009.
Stock Repurchase Program
As previously announced the Company’s Board of Directors has authorized the repurchase of up to $75 million of common stock. The repurchases are expected to be made from time to time in the open market at prevailing market prices or in privately negotiated transactions. During the quarter ended March 31, 2010 LoopNet repurchased 301,825 shares of its common stock for $2.9 million.
Balance Sheet and Liquidity
As of March 31, 2010, LoopNet had $118.5 million of cash, cash equivalents and short-term investments and no debt.
Business Outlook
Based on current visibility, the Company expects revenue for the quarter ending June 30, 2010 to be in the range of $18.6 to $18.8 million, Adjusted EBITDA to be in the range of $6.4 to $6.6 million and net income applicable to common stockholders to be in the range of $0.04 to $0.05 per diluted share, assuming stock-based compensation of approximately $0.03 per diluted share (net of tax benefit) and an effective tax rate of approximately 38%.
Recent Acquisitions and Investment
The Company announced on January 26, 2010 that it acquired the assets of privately-held BizQuest, LLC, an online marketplace for business for sale listings. The Company also announced on March 31, 2010 that it acquired the assets of privately-held Reaction Web, a leading online solutions company focused in the commercial real estate industry. Reaction Web brings state-of-the art custom web sites, deal rooms and private property marketing tools to the robust suite of LoopNet solutions. In addition, the Company also announced on March 17, 2010 that it made a strategic investment in AuctionPoint, the first broker-friendly online commercial real estate auction solution. The foregoing acquisitions and investment are not currently expected to have a material impact on our 2010 financial results.

Conference Call Information
LoopNet, Inc. will discuss these financial results in a conference call at 1:30 p.m. PDT, 4:30 p.m. EDT, today. To participate in the conference call, please dial 866-800-8648 if you are calling from within the United States or 617-614-2702 if you are calling from outside the United States, and enter pass code number 38359311. Investors may also listen to a live web cast of the conference call on the investor relations section of our website at investor.LoopNet.com/events.cfm. For investors unable to participate in the live conference call, an audio replay will be available until Friday, April 30, 2010 at 8:59 p.m. PDT. To access the audio replay, dial 888-286-8010 within the United States or 617-801-6888 internationally and enter pass code number 27417289. A web cast replay of the call will be available on the investor relations section of our website at http://investor.LoopNet.com/events.cfm approximately two hours after the conclusion of the call and will remain available for 30 calendar days.

Non-GAAP Financial Measures
This press release includes discussions of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, which are non-GAAP financial measures provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, amortization, stock-based compensation and litigation related costs. The term “non-GAAP net income” refers to a financial measure that we define as net income before stock-based compensation, amortization of acquired intangible assets and litigation related costs. Non-GAAP net income is also provided on a per share basis, using shares outstanding at the relevant period of measurement. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share are not substitutes for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share as reported by other companies. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate the operating performance of our business. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA for planning purposes and in presentations to our board of directors. We believe non-GAAP net income and non-GAAP net income per share to be relevant and useful information to our investors as they provide meaningful insight into the Company’s performance while excluding infrequent and non-recurring items that may not be considered directly related to our on-going business operations. We believe that non-GAAP net income and non-GAAP net income per share are also used by companies and investors to evaluate performance in the online marketplace and platform industry. We also believe that Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share allow for a more accurate comparison of our operating results over historical periods. A limitation of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of net income, which includes the items that are excluded from Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share. Management believes that these non-GAAP measures should be considered as a complement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables.

About LoopNet, Inc.
LoopNet, Inc. is the leading online marketplace for commercial real estate and businesses for sale in the United States. The LoopNet.com online marketplace enables commercial real estate agents, working on behalf of property owners and landlords, to list properties for sale or for lease by submitting detailed property listing information in order to find a buyer or tenant. Commercial real estate brokers, agents, buyers and tenants use the LoopNet online marketplace to search for available property listings that meet their commercial real estate criteria. By connecting the sources of commercial real estate supply and demand in an efficient manner, LoopNet enables commercial real estate participants to initiate and complete transactions more cost-effectively. LoopNet also delivers technology and information services to commercial real estate organizations to manage their online listing presence and optimize property marketing.
LoopNet customers include virtually all of the top commercial real estate firms in the U.S., including CB Richard Ellis, Cassidy Turley, Century 21 Commercial, Coldwell Banker Commercial, Colliers International, Cushman & Wakefield, Grubb & Ellis, Jones Lang LaSalle, Lincoln Property Company, Marcus & Millichap, NAI Global, ProLogis, RE/MAX, and Sperry Van Ness.
Forward Looking Statements
This release contains forward-looking statements regarding LoopNet’s expectations regarding its future financial results as well as trends in the commercial real estate industry. These statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to economic events or trends in the commercial real estate market or in general, the effects of recent economic and consumer confidence trends on global and domestic financial markets, our ability to continue to attract new registered members, convert them into premium members and retain such premium members, seasonality, our ability to manage our growth, our ability to successfully integrate the technologies, operations and personnel of acquired businesses in a timely manner, our ability to obtain the expected strategic and financial benefits from acquisitions, our ability to introduce new or upgraded products or services and customer acceptance of such services, our ability to obtain or retain listings from commercial real estate brokers, agents and property owners and competition from current or future companies. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward looking statement are contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings made by us. Copies of filings made by us with the SEC are available on the SEC’s website or at http://investor.loopnet.com/sec.cfm. LoopNet does not intend to update the forward-looking statements included in this press release which are based on information available to us as of the date of this release.

LOOPNET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	March 31,
	2009	2010
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$125,571	$115,064
Short-term investments	3,440	3,463
Accounts receivable, net of allowance of $213 and $188, respectively	1,308	1,693
Prepaid expenses and other current assets	1,638	2,591

Total current assets	131,957	122,811

Property and equipment, net	2,216	1,997
Goodwill	23,368	31,243
Intangibles, net	4,487	7,134
Deferred income taxes, net, non-current	8,059	7,502
Deposits and other noncurrent assets	4,162	6,056

Total assets	$174,249	$176,743

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$546	$555
Accrued liabilities and other current liabilities	2,181	2,622
Accrued compensation and benefits	2,995	2,140
Deferred revenue	9,025	9,227

Total current liabilities	14,747	14,544

Other long-term liabilities	—	1,037
Commitments and contingencies
Series A convertible preferred stock	48,207	48,291
Stockholders’ equity:
Common stock, $.001 par value, 125,000,000 shares authorized; 39,493,526 and 39,616,929 shares issued, respectively; and 34,567,565 and 34,389,143 shares outstanding, respectively	39	40
Additional paid in capital	122,388	124,559
Other comprehensive loss	(418)	(405)
Treasury stock, at cost, 4,925,961 and 5,227,786 shares, respectively	(54,556)	(57,480)
Retained earnings	43,842	46,157

Total stockholders’ equity	111,295	112,871

Total liabilities and stockholders’ equity	$174,249	$176,743

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2009	2010
Revenues	$20,102	$18,822
Cost of revenue (1)	2,892	2,846

Gross margin	17,210	15,976

Operating expenses:
Sales and marketing (1)	4,507	4,290
Technology and product development (1)	2,559	2,949
General and administrative (1)	5,135	4,371
Amortization of acquired intangible assets	302	445

Total operating expenses	12,503	12,055

Income from operations	4,707	3,921

Interest and other (expense) income, net	12	(104)

Income before tax	4,719	3,817

Income tax expense	1,930	1,417

Net income	2,789	2,400
Convertible preferred stock accretion of discount	—	(85)

Net income applicable to common stockholders	$2,789	$2,315

Net income per share applicable to common stockholders
Basic	$0.08	$0.06

Diluted	$0.08	$0.05

Weighted average shares
Basic	34,302	41,938

Diluted	35,219	43,281

(1) Stock-based compensation is allocated as follows:

Cost of revenue	$167	$128
Sales and marketing	600	485
Technology and product development	486	682
General and administrative	590	827

Total	$1,843	$2,122

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three months ended March 31,
	2009	2010
Cash flows from operating activities:
Net income	$2,789	$2,400
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	617	817
Stock-based compensation	1,843	2,122
Tax benefits from exercise of stock options	(59)	(141)
Deferred income tax	469	557
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	66	(385)
Prepaid expenses and other current assets	(749)	(820)
Accounts payable	306	9
Accrued expenses and other current liabilities	83	95
Accrued compensation and benefits	(725)	(855)
Deferred revenue	(29)	202

Net cash provided by operating activities	4,611	4,001

Cash flows from investing activities:
Purchase of property and equipment	(203)	(153)
Purchase of investments	(250)	(2,050)
Acquisitions, net of acquired cash	(188)	(9,430)

Net cash used in investing activities	(641)	(11,633)

Cash flows from financing activities:
Net proceeds from exercise of stock options	74	76
Tax withholdings related to net share settlements of restrcted stock units	(19)	(168)
Repurchase of common stock	—	(2,924)
Tax benefits from exercise of stock options	59	141

Net cash (used in) provided by financing activities	114	(2,875)

Net (decrease) increase in cash and cash equivalents	4,084	(10,507)

Cash and cash equivalents at beginning of period	61,325	125,571

Cash and cash equivalents at end of period	$65,409	$115,064

LOOPNET, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands, except per share data)

	Three months ended March 31,
	2009	2010
GAAP net income	$2,789	$2,400

Add back (deduct):
Income tax expense	1,930	1,417
Depreciation and amortization	617	817
Interest and other (expense) income, net	(12)	104
Stock-based compensation	1,843	2,122
Litigation related costs	1,183	—

Adjusted EBITDA	$8,350	$6,860

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share data)

	Three months ended March 31,
	2009	2010
GAAP net income	$2,789	$2,400

Add back (deduct):
Stock-based compensation	1,843	2,122
Litigation related costs	1,183	—
Amortization of acquired intangible assets	302	445
Income taxes associated with non-GAAP adjustments	(1,364)	(950)

Non-GAAP net income	$4,753	$4,017

Diluted non-GAAP net income per share	$0.13	$0.09

Shares used in non-GAAP diluted net income per share calculation	35,219	43,281